Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

AUDDIA INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	(1)	457(o)		$	$12,000,000.00	0.0001381	$1,657.20
Fees to be Paid	Equity	Common Warrants accompanying the Common Stock or Pre-Funded Warrants	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Pre-Funded Warrants	(3)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock underlying the Pre-Funded Warrants (3)	(4)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Equity	Common Stock underlying the Common Warrants		457(o)		$	$12,000,000.00	0.0001381	$1,657.20

Total Offering Amounts:							$24,000,000.00		3,314.40
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$3,314.40

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering and the proposed maximum aggregate offering price of the Pre-Funded Warrants proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock sold in the offering, and, as such, the proposed maximum aggregate offering price of the Common Shares and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $12,000,000.
(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the Pre-Funded Warrants because the Pre-Funded Warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the Pre-Funded Warrants.